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                                                                  EXHIBIT 10.4.D

                                 April 30, 1996



Irwin B. Robins, Esq.
Volt Information Sciences, Inc.
1221 Avenue of the Americas
New York, N.Y.  10020

RE:  Employment Agreement Dated as of May 1, 1987 (the "Agreement")


Dear Mr. Robins:

This will confirm our understanding that, subject to the approval of the Board of Directors of Volt Information Sciences, Inc., the Agreement is hereby amended as follows:

       1. Paragraph 1(a) is hereby amended so that the Employment Term shall end on April 30, 1998.

Please confirm your agreement to the foregoing by signing a copy of this letter and returning it to me.

                                         Very truly yours,



                                         William Shaw
                                         Chairman of the Board and President


Agreed to and accepted:


/s/ Irwin B. Robins
----------------------
Irwin B. Robins